Pricing Supplement dated January 12, 1996       Rule 424(b)(3)
   (To Prospectus dated October 23, 1995)          File No. 33-62601

                        $190,587,000 Principal Amount

                              Advanta Corp.

                              91 Day Notes
                      Six, Eighteen and Thirty Month Notes
             One, Two, Three, Four, Five, Seven and Ten Year Notes


                  Interest    Annual              Interest    Annual
                    Rate     Percentage             Rate     Percentage
                    Per       Yield                 Per       Yield
  Maturity         Annum      (APY)*   Maturity    Annum      (APY) *

  91 Days           5.21%     5.35%    One Year     6.11%     6.30%
  Six Months        5.69%     5.85%    Two Years    5.97%     6.15%
  Eighteen Months   5.92%     6.10%    Four Years   6.06%     6.25%
  Thirty Months     6.02%     6.20%    Five Years   6.11%     6.30%

      _______________________________
      * The APY assumes interest and principal remain on deposit until maturity. Substantial penalty for early withdrawal.